UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

XG SCIENCES, INC.

(Exact name of registrant as specified in its charter)

MICHIGAN

(State or other jurisdiction of incorporation)

333-209131	20-4998896
(Commission File Number)	(IRS Employer Identification No.)

3101 Grand Oak Drive, Lansing, Michigan	48911-4224
(Address of principal executive offices)	(Zip Code)

517-703-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

Item 4.01. Changes in Registrant’s Certifying Accountant.

On December 27, 2018, XG Sciences, Inc., a Michigan corporation (the "Company"), terminated the services of its current independent registered public accounting firm, Frazier & Deeter, LLC (“Frazier”) with the approval of its Audit Committee, effective immediately.

Frazier’s reports on the financial statements of the Company for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended December 31, 2017 and through the date hereof, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Frazier on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Frazier’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such periods. Furthermore, no reportable events occurred within the periods covered by Frazier’s reports on the Company's financial statements, or subsequently up to the date of Frazier’s dismissal. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Frazier & Deeter with a copy of the above disclosures set forth in this Item 4.01 prior to the filing of this Current Report. The Company has requested that Frazier & Deeter furnish the Company with a letter addressed to the SEC stating whether Frazier & Deeter agrees with the above statements in this Item 4.01 as required by SEC rules. As required, the Company will amend this Current Report to include Frazier & Deeter’s letter as an exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG SCIENCES, INC.

Dated:	January 3, 2018	By:	/s/ Jacqueline Lemke
Chief Financial Officer

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